Exhibit 10.12

AMEDISYS, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT
This Performance-Based Restricted Share Unit Award Agreement (this “Agreement”), dated as of [date] (the “Grant Date”), is by and between Amedisys, Inc., a Delaware corporation (the “Company”), and [name] (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Omnibus Plan (as defined below). This Agreement constitutes the Award Notice that is described in the Omnibus Plan.
RECITALS

WHEREAS, the Company has established and maintains its 2018 Omnibus Incentive Compensation Plan (as the same may be amended from time to time, the “Omnibus Plan”) for the purposes that are stated therein; and
WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has made an Award of Restricted Share Units (“RSUs”) to the Participant on the Grant Date, subject to the terms of the Omnibus Plan and the terms that are contained herein, which terms include performance conditions for vesting of a portion of the RSUs;
NOW, THEREFORE, in consideration of the foregoing, and mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
1.    Grant of RSUs.
(a)    Award. This RSU Award is made with respect to [number] shares of Common Stock. Each RSU represents the right to receive a share of Common Stock, subject to the vesting terms and conditions set forth in the Omnibus Plan and this Agreement. Prior to the vesting of RSUs hereunder, the Participant will not have any interest in the Common Stock subject to this Award or be entitled to any voting rights, dividends or any other rights and privileges of stockholders of the Company.
(b)    Vesting Schedule. Subject to Section 3 of this Agreement, the RSUs granted under Section 1(a) shall become eligible for vesting based on both: (i) the certification by the Committee of the achievement of the performance measures described on Schedule 1 attached hereto, and (ii) the completion of additional service-based vesting requirements described on Schedule 1.
(c)    Stockholder Rights. At each respective Vesting Date (as defined in Schedule 1), or such other times that this Award becomes vested, the Participant shall be deemed the owner of the Common Stock and will have all rights of a stockholder with respect thereto and the Company will promptly deliver such shares of Common Stock to the Participant; provided, however, that the Company shall be under no obligation to deliver Common Stock under this Award until all conditions stated in the Omnibus Plan with respect to regulatory approvals and listing requirements have been satisfied.

2.    Restrictions on Transfer. This Agreement and the RSUs are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to certain domestic relations orders. The terms of this Agreement shall be binding on the Participant’s heirs and successors and on the administrators and executors of the Participant’s estate. Any attempt to transfer the Participant’s rights under this Agreement or the RSUs granted hereby other than in accordance with the provisions of this Section 2 shall cause all rights of the Participant hereunder to be immediately forfeited.
3.    Effect of Termination of Employment. [The Participant’s rights to the RSU upon termination of Employment (as defined in the Omnibus Plan) are described in the Omnibus Plan.] / [This Section 3 modifies the terms of Omnibus Plan regarding the effect of termination of the Participant’s Employment (as defined in the Omnibus Plan).
(a)    Termination without Cause or with Good Reason Not Due to Change in Control. If the Participant’s Employment is terminated without Cause or with Good Reason (as such terms are defined in the Amedisys Holding, L.L.C. Severance Plan for Key Executives) at any time prior to a Change in Control (as such term is defined in the Omnibus Plan), or following the second anniversary of a Change in Control, the Participant shall be entitled to a pro rata vesting of a number of the RSUs. The pro rata calculation (which shall take into account the total number of RSUs that have previously vested) shall be determined by multiplying (x) the total number of RSUs granted under Section 1(a) of this Agreement by (y) a fraction, the numerator of which is the total number of whole months between the Grant Date and the date of termination and the denominator of which is [number of total months]; provided, however, that any RSUs that would otherwise be deemed vested under this formula shall remain subject, on a proportionate basis, to the satisfaction of the time- and/or performance-based vesting criteria applicable to the then-current performance period and any previously-completed performance periods. Any RSUs that do not otherwise vest in accordance with this pro-rata formula shall be forfeited upon termination of Employment.
(b)    Other Termination of Employment. Except as provided in this Section 3, the Participant’s rights to the RSU on termination of Employment are governed by the terms of the Omnibus Plan.]
4.    Tax Withholding. Prior to the issuance or delivery of Common Stock in connection with the vesting of the RSUs, payment must be made by the Participant of any federal, state, local or other taxes that become due on account of the Award. Such obligations shall be satisfied by withholding whole shares of Common Stock with an aggregate Fair Market Value equal to such obligations, unless the Participant makes other arrangements for withholding with the Company. The amount that is calculated for withholding shall not exceed the maximum withholding rate. Any fractional share of Common Stock remaining shall be paid in cash to the Participant.
5.    Omnibus Plan Incorporated by Reference. This grant of RSUs is made pursuant to the Omnibus Plan, and in all respects will be interpreted in accordance with the Omnibus Plan, as amended. The Committee has the authority to interpret and construe this Agreement pursuant to the terms of the Omnibus Plan, and its decisions are conclusive as to any questions arising hereunder. The Participant hereby acknowledges receipt of the Omnibus Plan, which shall be deemed to be incorporated in and form a part hereof. In the event of any conflict between the terms of this Agreement and the terms of the Omnibus Plan, as the same may be amended and in effect from time to time, the terms of the Omnibus Plan shall prevail.
6.    No Employment or Other Rights. This grant of RSUs does not confer upon the Participant any right to be continued in the Employment of the Company or any subsidiary or interfere in any way with the right of the Company to terminate the Participant’s Employment at any time, for any reason, with or without cause, or to decrease the Participant’s compensation or benefits. This grant of RSUs is a one-time benefit and does not create any contractual or other right to receive additional RSUs or other benefits in lieu of RSUs in the future.
7.    Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
8.    Notice. Any notice to the Company provided for in this Agreement shall be addressed to Amedisys, Inc. at its principal business address in care of the Corporate Secretary of the Company, and any notice to the Participant will be addressed to the Participant at the current address shown on the books and records of the Company. Any notice shall be sent by registered or certified mail, overnight courier service or by electronic delivery.
9.    Entire Agreement. This Agreement and the Omnibus Plan contain the entire agreement between the Participant and the Company regarding the grant of RSUs and supersede all prior arrangements or understandings with respect thereto.
10.    Amendment. This Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.
11.    Severability. The invalidity or unenforceability of any provision of the Omnibus Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Omnibus Plan or this Agreement, and each provision of the Omnibus Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
12.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
13.    Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his spouse with respect to this Agreement, the RSUs and any shares of Common Stock delivered in accordance with Section 1(c) of this Agreement, and the parties to this Agreement shall act in all matters as if the Participant was the sole owner of this Agreement and the shares of Common Stock. This appointment is coupled with an interest and is irrevocable.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Participant has executed this Agreement effective as of the Grant Date.
DATE OF GRANT: [Date]
AMEDISYS, INC.

By:
    [Name and title - Authorized Signatory]
PARTICIPANT

[name]

Schedule 1: Vesting Schedule

[to be inserted]